Exhibit 5.2

Christopher T. Wilson, Esq.
Atlanta Office Managing Partner
Northpark Town Center
1200 Abernathy Road
Building 600, Suite 1700
Atlanta, Georgia 30328
Direct: 404.941.0647
Fax: 770.291.2049
cwilson@fisherbroyles.com

August 5, 2016

Tempur Sealy International, Inc.

1000 Tempur Way

Lexington, Kentucky 40511

Re:	Registration Statement on Form S-4 Relating to $600,000,000 Aggregate Principal Amount of 5.500% Senior Notes

Ladies and Gentlemen:

We have acted as special Georgia counsel to Ohio-Sealy Mattress Manufacturing Co., a Georgia corporation (the “Company”), in connection with that certain registration statement on Form S-4 (the “Registration Statement”) filed by Tempur Sealy International, Inc., a Delaware corporation (“Tempur Sealy International”), and certain subsidiaries of Tempur Sealy International, including the Company, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by Tempur Sealy International of its 5.500% Senior Notes due 2026 (the “Exchange Notes”) and the guarantees contained in the Indenture (as defined below) as to the payment of principal of, premium, if any, and interest on the Exchange Notes (the “Exchange Note Guarantees”) by each of the entities listed in the Registration Statement as Guarantors (the “Guarantors”), including the Company. Pursuant to the prospectus forming a part of the Registration Statement (the “Prospectus”), Tempur Sealy International is offering to exchange in the exchange offer up to $600,000,000 aggregate principal amount of Exchange Notes for a like principal amount of its outstanding 5.500% Senior Notes due 2026 (the “Old Notes”), which have not been registered under the Act, and to exchange the Exchange Note Guarantees for the existing guarantees as to the payment of principal of, premium, if any, and interest on the Old Notes by the Guarantors. The Exchange Notes and the Exchange Note Guarantees will be registered under the Act as set forth in the Registration Statement and will be issued pursuant to the provisions of that certain Indenture, dated as of May 24, 2016, entered into by and among Tempur Sealy International, as issuer, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”).

This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinions expressly so stated.

ATLANTA ● AUSTIN ● BOSTON ● CHARLOTTE ● CHICAGO ● CINCINNATI ● CLEVELAND ● COLUMBUS ● DALLAS ● DENVER ● DETROIT

HOUSTON ● LOS ANGELES ● NAPLES ● NEW YORK ● PALO ALTO ● PHILADELPHIA ● PRINCETON ● SEATTLE ● WASHINGTON D.C.

Christopher T. Wilson

Atlanta Office Managing Partner

FisherBroyles, LLP

www.fisherbroyles.com

In connection with the foregoing, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following:

A. The Indenture, including the provisions related to the Exchange Note Guarantees (collectively, the “Note Indenture”);

B. A specimen form of the Exchange Notes;

C. The articles of incorporation and bylaws of the Company, as presently in effect (collectively, the “Constituent Documents”); and

D. Certain resolutions adopted by the board of directors of the Company relating to the Registration Statement and related matters.

Further, in rendering our opinions we have also considered such other matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company, certificates of officers and representatives of the Company, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate to form the basis for the opinions herein expressed. The documents listed in A and B above are hereinafter collectively referred to as the “Opinion Documents.”

For purposes of the opinions expressed below, we have relied, without investigation or independent verification, on each of the following assumptions:

(i) the authenticity of all documents submitted to us as originals;

(ii) the conformity to the original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals thereof;

(iii) all natural persons executing the Opinion Documents are legally competent to do so;

(iv) the genuineness of all signatures;

(v) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof (other than the authorization, execution and delivery of the Opinion Documents by the Company); and

(vi) as to factual matters, the truthfulness of the representations and statements included in the Opinion Documents and in the certificates of public officials and officers and representatives of the Opinion Parties.

ATLANTA ● AUSTIN ● BOSTON ● CHARLOTTE ● CHICAGO ● CINCINNATI ● CLEVELAND ● COLUMBUS ● DALLAS ● DETROIT

HOUSTON ● LOS ANGELES ● NAPLES ● NEW YORK ● PALO ALTO ● PHILADELPHIA ● PRINCETON ● SEATTLE ● WASHINGTON D.C.

Christopher T. Wilson

Atlanta Office Managing Partner

FisherBroyles, LLP

www.fisherbroyles.com

Based on the foregoing and subject to the assumptions, limitations, exceptions and qualifications set forth herein, it is our opinion that:

1. The Company is duly organized as a corporation and is existing as of August 5, 2016 under the laws of the State of Georgia.

2. The Company has the requisite corporate power and authority to enter into, and perform its obligations under, the Note Indenture.

3. The Company has duly authorized the execution and delivery of the Note Indenture and further duly authorized the performance by the Company thereunder. The Company has duly executed and delivered the Note Indenture.

4. The execution, delivery and performance by the Company of the Note Indenture does not violate (i) the Constituent Documents, or (ii) any applicable Georgia statute, regulation or law.

We have not considered and, hence, express no opinion with respect to any of the following:

(A) The compliance with the laws governing interest and usury in effect in the State of Georgia on the date hereof of any provisions in the Opinion Documents that (i) purport to permit interest to be charged or paid on interest if and to the extent that such provisions result in a violation of Section 7-4-17 of the Official Code of Georgia Annotated (“O.C.G.A.”), or (ii) purport to permit interest charges, however denominated and regardless of whether or not denominated as interest, to be charged, paid, collected or contracted for at a rate in excess of five percent (5%) per month if and to the extent that a violation of Section 7-4-18 of the O.C.G.A. results (whether due to prepayment, acceleration, redemption, cancellation, termination or otherwise);

(B) The effect of Section 13-1-11 of the O.C.G.A. on provisions in the Opinion Documents relating to attorneys’ fees;

(C) State, federal or other securities, “blue-sky”, environmental or intellectual property laws; and

(D) The effect on any opinion expressed herein of any future event except as specifically addressed herein.

We express no opinion as to matters under or involving the laws of any jurisdiction other than the State of Georgia.

This opinion letter speaks only as of the date hereof, and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

ATLANTA ● AUSTIN ● BOSTON ● CHARLOTTE ● CHICAGO ● CINCINNATI ● CLEVELAND ● COLUMBUS ● DALLAS ● DETROIT

HOUSTON ● LOS ANGELES ● NAPLES ● NEW YORK ● PALO ALTO ● PHILADELPHIA ● PRINCETON ● SEATTLE ● WASHINGTON D.C.

Christopher T. Wilson

Atlanta Office Managing Partner

FisherBroyles, LLP

www.fisherbroyles.com

The opinions expressed herein represent the judgment of this law firm as to certain legal matters, but they are not guarantees or warranties and should not be construed as such. This opinion letter is furnished in connection with the filing of the Registration Statement. No portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent. Notwithstanding the foregoing, the law firm of Morgan, Lewis & Bockius LLP may rely upon this opinion letter in connection with the opinion letter to be filed by such firm with respect to the Registration Statement.

We hereby consent to the filing of this opinion letter with the Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/ FisherBroyles, LLP

FisherBroyles, LLP

ATLANTA ● AUSTIN ● BOSTON ● CHARLOTTE ● CHICAGO ● CINCINNATI ● CLEVELAND ● COLUMBUS ● DALLAS ● DETROIT

HOUSTON ● LOS ANGELES ● NAPLES ● NEW YORK ● PALO ALTO ● PHILADELPHIA ● PRINCETON ● SEATTLE ● WASHINGTON D.C.